UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
ABLEST INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10893	65-0978462
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of incorporation)

1511 N. Westshore Blvd., Suite 900, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (813) 830-7700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURE

Item 8.01. Other Events
On May 15, 2007, Lawrence W. Mandell, an alleged shareholder of Ablest Inc. (the “Company”), filed a lawsuit (Lawrence W. Mandell v. Ablest, Inc., et al., Case No. 2958 (Chancery Court, New Castle County, Delaware)) against the Company, the Company’s directors, Koosharem Corporation (“Koosharem”) and Select Acquisition, Inc. (“Select Acquisition”), on behalf of a putative class of the Company’s “public shareholders.” The Complaint alleges breaches of fiduciary duty relating to the adequacy of the Company’s disclosures and procedures in connection with the execution of the Agreement and Plan of Merger, dated April 4, 2007, by and among the Company, Koosharem and Select Acquisition, pursuant to which Select Acquisition will merge with and into the Company and Koosharem will become the parent corporation of the Company (the “Proposed Transaction”). The Complaint also alleges generally that the merger consideration does not reflect the true value of the Company. The lawsuit seeks, among other things, injunctive relief, including enjoining the Company from proceeding with the Proposed Transaction and imposing a constructive trust upon any benefits received by the Company or its directors as a result of the Proposed Transaction. The Company intends to vigorously defend against the lawsuit.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLEST INC.
May 18, 2007	By:	/s/ John Horan
John Horan
Chief Financial Officer

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